Exhibit 4.5

COMMUNICATIONS SALES & LEASING, INC.
AND
CSL CAPITAL, LLC

INDENTURE

DATED AS OF            , 20

                     , AS THE TRUSTEE

i

COMMUNICATIONS SALES & LEASING, INC.
CSL CAPITAL, LLC

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of            , 20

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.6
(b)	10.3
(c)	10.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(d)	7.6
§ 314(a)	4.2, 10.5
(b)	Not Applicable
(c)(1)	10.4
(c)(2)	10.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
§ 318(a)	10.1

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

v

Indenture dated as of            , 20   among Communications Sales & Leasing, Inc., a Maryland corporation (the “Company”), CSL Capital, LLC, a Delaware limited liability company (“CSL Capital” and together with the Company, the “Issuers”) and                        (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.     Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Issuers in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any duly authorized committee thereof, (b) with respect to a partnership, the board of directors of the general partner of the partnership, and (c) with respect to any other person, the board or committee of such person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or CSL Capital, as the case may be, to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions or the Corporate Trust Office are authorized or required by law, regulation or executive order to close.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person; and (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

“CSL Capital” means the party named as such above until a successor replaces it and thereafter means the successor.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act; and if, at any time, there is more than one such person, “Depository” as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America, including the Euro.

“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, (a) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (b) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (a) or (b), are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities,

issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

“Guarantee” means a guarantee of any Securities by a Guarantor as contemplated by Article XII, provided that the term “Guarantee,” when used with respect to any Security or with respect to any Series of Securities means a guarantee of such Security or of such Series of Securities, respectively, by a Guarantor of such Security or such Series of Securities, respectively, as contemplated by Article XII.

“Guarantor” means any person that issues a Guarantee of any Security of any Series, either on the date such Security is issued or after such date, in accordance with or pursuant to the terms of this Indenture, provided that, upon the release and discharge of such person from its Guarantee in accordance with or pursuant to this Indenture, such person shall cease to be a Guarantor.

“Guarantor Order” means a written order signed in the name of a Guarantor by an Officer thereof.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the books of the Registrar.

“Indenture” means this Indenture as amended or supplemented, from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Issuers” means the Company and CSL Capital; provided, however, that if CSL Capital is not an Issuer of Securities of a Series established under Section 2.2, then “Issuers” means the Company with respect to such Securities.

“Issuer Order” means a written order signed in the name of each of the Issuers by an Officer or Officers thereof.

“Issuer Request” means a written request signed in the name of each of the Issuers by an Officer or Officers thereof.

“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant

Secretary of the Issuers (in the case of an Officer’s Certificate to be delivered by a Guarantor, and in the case of a Guarantor Order, of such Guarantor).

“Officer’s Certificate” means a certificate signed on behalf of each of the Issuers by an Officer or Officers.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuers or any Guarantor.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Issuers of any Series authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuers created pursuant to Sections 2.1 and 2.2 hereof.

“Significant Subsidiary” means any Subsidiary in which the Company has invested at least $50,000,000 in capital.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (ii) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

Section 1.2.                                 Other Definitions.

DEFINED IN
TERM	SECTION

“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Guarantee”	12.1(b)
“Judgment Currency”	10.16
“Legal Holiday”	10.7
“mandatory sinking fund payment”	11.1
“Market Exchange Rate”	10.15
“New York Banking Day”	10.16
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Registrar”	2.4
“Required Currency”	10.16
“Service Agent”	2.4
“successor person”	5.1

Section 1.3.                                 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligors” on the indenture securities means the Issuers (and, if such indenture securities are guaranteed by any Guarantor, each such Guarantor) and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4.                                 Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular; and

(e)                                  provisions apply to successive events and transactions.

ARTICLE II.
THE SECURITIES

Section 2.1.                                 Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officers’ Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2.                                 Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.25) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officers’ Certificate:

2.2.1.                                          the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

2.2.2.                                          the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.3.                                          any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

2.2.4.                                          the date or dates on which the principal of the Securities of the Series is payable;

2.2.5.                                          the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

2.2.6.                                          the place or places where the principal of, and premium, if any, and interest, if any, on the Securities of the Series shall be payable and the method of such payment, if by wire transfer, mail or other means, and the place or places where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of such Series and this Indenture may be served;

2.2.7.                                          if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Issuers;

2.2.8.                                          the obligation, if any, of the Issuers to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies in which and the other terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.9.                                          the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Issuers at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.10.                                   if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.11.                                   the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

2.2.12.                                   if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

2.2.13.                                   the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency;

2.2.14.                                   the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

2.2.15.                                   if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.16.                                   the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

2.2.17.                                   the provisions, if any, relating to any security provided for the Securities of the Series or Guarantees;

2.2.18.                                   any addition to, change in or deletion from the Events of Default which apply to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

2.2.19.                                   any addition to, deletion of or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

2.2.20.                                   any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

2.2.21.                                   the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, the securities or other property into which the Securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Issuers, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed;

2.2.22.                                   whether the Securities of such Series will be senior debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;

2.2.23.                                   whether the Securities of such Series are entitled to the benefits of Guarantees pursuant to this Indenture, the terms of such Guarantees, including whether the provisions of Article XII of this Indenture shall apply to such Guarantees, and whether any such Guarantees shall be made on a senior or subordinated basis and, if applicable, the subordination terms of any such Guarantees;

2.2.24.                                   whether CSL Capital will act as an Issuer of the Securities of such Series; and

2.2.25.                                   any other terms of the Securities of such Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series or any Guarantees of any Securities of such Series).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officers’ Certificate referred to above.

Section 2.3.                                 Execution and Authentication.

Any Officer shall sign the Securities for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of an Issuer Order. Such Issuer Order may authorize authentication and delivery pursuant to electronic instructions from the Issuers or their duly authorized agent or agents. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of

Securities within that Series, (b) an Officers’ Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

Section 2.4.                                 Registrar and Paying Agent.

The Issuers shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Issuers in respect of the Securities of such Series and this Indenture may be served (“Service Agent”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Issuers will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. If at any time the Issuers shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Issuers hereby appoint the Trustee the initial Registrar and Paying Agent and the Issuers will serve as their own Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.5.                                 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Company) shall have no further liability for the money. If the Issuers or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.6.                                 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7.                                 Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall, upon receipt of an Issuer Order, authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.6 or 9.6).

Neither the Issuers nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8.                                 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuers and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9.                                 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Issuers, a Subsidiary of the Company or an Affiliate of the Issuers) holds on the Maturity of Securities of a Series money sufficient to pay all amounts payable in respect of such Securities on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Issuers may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10.                          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuers, any Guarantor of Securities of such Series or any Affiliate of the Issuers or any such Guarantor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.                          Temporary Securities.

Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon receipt of an Issuer Order.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities.  Without unreasonable delay, the Issuers shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities.  Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12.                          Cancellation.

The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and, at the request of the Issuers, deliver evidence of such canceled Securities to the Issuers provided that the Trustee shall not be required to destroy Securities. The Issuers may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13.                          Defaulted Interest.

If the Issuers default in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Issuers shall fix the record date and payment date. At least 10 days before the record date, the Issuers shall mail or cause to be mailed (in the case of notes held in book entry form, by electronic transmission) to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Issuers may pay defaulted interest in any other lawful manner.

Section 2.14.                          Global Securities.

2.14.1.                                   Terms of Securities.  A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

2.14.2.                                   Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (a) such Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers fail to appoint a successor Depository registered as a clearing agency under the Exchange Act within 90 days of such event or (b) the Issuers execute and deliver to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

2.14.3.                                   Legend.  Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.”

2.14.4.                                   Acts of Holders.  The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.14.5.                                   Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

2.14.6.                                   Consents, Declaration and Directions.  Except as provided in Section 2.14.5, the Issuers, the Guarantors, if any, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15.                          CUSIP Numbers.

The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III.
REDEMPTION

Section 3.1.                                 Notice to Trustee.

The Issuers may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Issuers want or are obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, they shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed. The Issuers shall give written notice at least 35 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.2.                                 Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, supplemental indenture or Officers’ Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed by lot or in accordance with the Depository’s applicable procedures. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.3.                                 Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail a notice of redemption by first-class mail (in the case of notes held in book entry form, by electronic transmission) to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a)                                 the redemption date;

(b)                                 the redemption price;

(c)                                  the name and address of the Paying Agent;

(d)                                 that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e)                                  that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(f)                                   the CUSIP number, if any; and

(g)                                  any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense.

Section 3.4.                                 Effect of Notice of Redemption.

Once notice of redemption is mailed or published as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.5.                                 Deposit of Redemption Price.

On or before 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.6.                                 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall, upon receipt of an Issuer Order, authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV.
COVENANTS

Section 4.1.                                 Payment of Principal and Interest.

The Issuers covenant and agree that they will duly and punctually pay or cause to be paid when due the principal of (including the redemption price upon redemption pursuant to Article 3, if applicable), and premium, if any, and interest on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities; provided that the Issuers may withhold from payments of interest and upon redemption pursuant to Article 3, if applicable, maturity or otherwise, any amounts the Issuers are required to withhold by law.

Section 4.2.                                 SEC Reports.

The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.2. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.3.                                 Compliance Certificate.

The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuers, an Officers’ Certificate stating that a review of the activities of the Issuers and the Subsidiaries of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and any Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

The Issuers will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.4.                                 Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities and the Issuers (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5.                                 Corporate Existence.

Subject to Article V, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Issuers shall not be required to preserve any such right if the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and that the loss thereof is not disadvantageous in any material respect to the Holders.

ARTICLE V.
SUCCESSORS

Section 5.1.                                 Issuer May Consolidate on Certain Terms.

Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of an Issuer with or into any other person or persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a)                                 the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)                                  either the Issuer or the successor person, in either case, shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Except in the case of a substantially concurrent consolidation, merger, sale, conveyance, transfer or lease of all or substantially all of the property of a Guarantor in compliance with Section 5.3, no such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 5.1 unless prior thereto such Guarantor shall have delivered to the Trustee a Guarantor’s Officers’ Certificate, stating that the Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

Section 5.2.                                 Issuer Successor to be Substituted.

Upon any consolidation by an Issuer with or merger of an Issuer into any other person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any person in accordance with Section 5.1 hereof, the successor person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor person had been named as the Issuer herein, and thereafter the predecessor person shall be released from all obligations and covenants under this Indenture and the Issuer; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all or substantially all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.1 hereof.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 5.3.                                 A Guarantor May Consolidate on Certain Terms.

Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of a Guarantor with or into any other person or persons (whether or not affiliated with such Guarantor), or successive consolidations or mergers in which either a Guarantor will be the continuing entity or a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of a Guarantor, to any other person (whether or not affiliated with such Guarantor); provided, however, that the following conditions are met:

(a)                                 such Guarantor shall be the continuing entity, or the successor entity (if other than such Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume the obligations of such Guarantor under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)                                  either such Guarantor or the successor person, in either case, shall have delivered to the Trustee an Officers’ Certificate of such Guarantor and Opinion of Counsel, stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Section 5.3 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.4.                                 Guarantor Successor to be Substituted.

Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of a Guarantor to any person in accordance with Section 5.3, the successor person formed by such consolidation or into which such Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor person had been named as such Guarantor herein, and thereafter, the predecessor person shall be released from all obligations and covenants under this Indenture; provided, however, that the predecessor Guarantor shall not be relieved from the obligation to guarantee the payment of the principal of and interest on the Securities except in the case of a sale of all or substantially all of such Guarantor’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.3 hereof.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the notes thereafter to be issued as may be appropriate.

ARTICLE VI.
DEFAULTS AND REMEDIES

Section 6.1.                                 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)                                 default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Issuers with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days); or

(b)                                 default in the payment of principal of any Security of that Series at its Maturity; or

(c)                                  default in the performance or breach of any covenant or warranty of the Issuers (or, in the case the Securities of that Series are subject to a Guarantee, any Guarantor of such Guarantee) in this Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this Section 6.1 and other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 60 days after there has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of not less than a majority in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)                                 the Issuers, any Guarantor or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuers, any Guarantor or a Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuers, any Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuers, any Guarantor or a Significant Subsidiary,

(ii)                                  consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuers, any Guarantor or a Significant Subsidiary,

(iii)                               consents to the appointment of a custodian of it or for all or substantially of its property, or

(iv)                              makes a general assignment for the benefit of its creditors, or

(e)                                  an involuntary case or other proceeding shall be commenced against the Issuers, any Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuers, any Guarantor or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuers, any Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuers, any Guarantor or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or

(f)                                   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Issuers, any Guarantor or any of Significant Subsidiary in an involuntary case or proceeding,

(ii)                                  appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuers, any Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuers, any Guarantor or a Significant Subsidiary, or

(iii)                               orders the liquidation of the Issuers, any Guarantor or a Significant Subsidiary; and, in each case in this clause (f), the order or decree remains unstayed and in effect for sixty (60) calendar days; or

(g)                                  any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2.18.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2.                                 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d), (e) or (f)), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(d), (e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after the principal amount of and premium, if any, and interest on the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Securities then outstanding on behalf of the Holders of all of the Securities then outstanding, by written notice to the Issuers and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.13 hereof, if: (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived; and (b) the Issuers or any Guarantor has deposited with the Trustee all required payments of the principal of and interest on, the Securities, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.7. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Issuers shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.3.

Section 6.3.                                 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant that if a:

(a)                                 default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                 default is made in the payment of principal of any Security at the Maturity thereof, or

(c)                                  default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Issuers will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuers fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers, any Guarantor or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuers, any Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4.                                 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                 to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5.                                 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6.                                 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:                                                                                                                     To the payment of all amounts due the Trustee under Section 7.7; and

Second:                                                                                                    To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third:                                                                                                               To the Issuers or any applicable Guarantor, as the case may be.

Section 6.7.                                 Limitation on Suits.

No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b)                                 the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee indemnity or security against losses, costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.

Section 6.8.                                 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9.                                 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.                          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.                          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.                          Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture,

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)                                  subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 6.13.                          Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default (a) in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Security of such

Series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14.                          Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuers or any Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII.
TRUSTEE

Section 7.1.                                 Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     This paragraph does not limit the effect of paragraph (b) of this Section.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

(iv)                              No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(d)                                 The Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any Holder unless it receives indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                   The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in this Section 7.1 with respect to the Trustee.

Section 7.2.                                 Rights of Trustee.

(a)                                 The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(e)                                  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in good faith and in reliance thereon.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)                                 The Trustee shall not be deemed to have notice of any breach hereof, Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a breach, Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i)                                     Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(j)                                    The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with the Indenture.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers or otherwise in respect of the Indenture.

(m)                             Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

Section 7.3.                                 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any Guarantor or any Affiliate of the Issuers or any Guarantor with the same rights it would have if it were not Trustee subject to TIA provisions regarding conflicts of interests.  Any Agent may do the same with like rights.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4.                                 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.5.                                 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

Section 7.6.                                 Reports by Trustee to Holders.

Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Issuers shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

Section 7.7.                                 Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time compensation for their services as the Issuers and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Issuers shall indemnify, protect and hold each of the Trustee and any predecessor Trustee (including the cost of defending itself) harmless from and against any and all loss, liability, damages, costs or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or willful misconduct.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.8.                                 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Issuers at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee with respect to Securities of one or more Series if:

(a)                                 the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9.                                 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.                          Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11.                          Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII.
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1.                                 Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the request and expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)                                 either:

(i)                                     all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Securities not theretofore delivered to the Trustee for cancellation:

(1)                                 have become due and payable, or

(2)                                 will become due and payable at their Stated Maturity within one year, or

(3)                                 have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, or

(4)                                 are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Issuers , in the case of (1), (2) or (3) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)                                 the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(c)                                  the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 shall survive.

If the Issuers exercise the satisfaction and discharge provisions in compliance with this Indenture with respect to Securities of a particular Series that are entitled to the benefit of the

Guarantee of any Guarantor, such Guarantee will terminate with respect to that series of Securities.

Section 8.2.                                 Application of Trust Funds; Indemnification.

(a)                                 Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.3 or 8.4.

(b)                                 The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)                                  The Trustee shall deliver or pay to the Issuers or the relevant Guarantor(s), as applicable, from time to time upon Issuer Request, any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Section 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3.                                 Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2.25, to be inapplicable to Securities of any Series, the Issuers and each Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect and any Guarantee will terminate with respect to that Series of Securities (and the Trustee, at the expense of the Issuers, shall, at Issuer Request, execute proper instruments acknowledging the same), except as to:

(a)                                 the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)                                 the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and

(c)                                  the rights, powers, trust and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

(d)                                 the Issuers or, if applicable, any Guarantor(s) shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of or interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(e)                                  such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which an Issuer is a party or by which it is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit related to other indebtedness of the Issuers or any Subsidiary) and the granting of liens to secure such borrowings);

(f)                                   no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g)                                  the Issuers or, if applicable, any Guarantor(s), shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (i) the Issuers or such Guarantor(s), as applicable, have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for

Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(h)                                 the Issuers or, if applicable, any Guarantor(s), shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers or such Guarantor(s), as applicable, with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or such Guarantor(s), as applicable; and

(i)                                     the Issuers or, if applicable, any Guarantor(s), shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.4.                                 Covenant Defeasance.

Unless this Section 8.4 is otherwise specified pursuant to Section 2.2.25 to be inapplicable to Securities of any Series, the Issuers (and, if such Securities are subject to a Guarantee, the Guarantors thereof) may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, and 5.1 as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.2.25 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.2.18 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a)                                 With reference to this Section 8.4, the Issuers or, if applicable, any Guarantor(s) have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and or interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(b)                                 Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuers are a party or by which it is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit related to other indebtedness of the Issuers or any Subsidiary) and the granting of liens to secure such borrowings);

(c)                                  No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(d)                                 The Issuers or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(e)                                  the Issuers or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.

Section 8.5.                                 Repayment to Issuers.

The Trustee and the Paying Agent shall, prior to the applicable escheat date, pay to the Issuers (or, if applicable, the relevant Guarantor(s)) upon request any money held by them for the payment of principal and interest that remains unclaimed for two years and shall have no liability with respect to such funds upon payment thereof to the Issuers. After that, Securityholders entitled to the money must look solely to the Issuers (or, if applicable, the relevant Guarantor(s)) for payment as general creditors unless an applicable abandoned property law designates another person.

ARTICLE IX.
AMENDMENTS AND WAIVERS

Section 9.1.                                 Without Consent of Holders.

The Issuers, the applicable Guarantor(s), if any, and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Holder:

(a)                                 to cure any ambiguity, defect or inconsistency;

(b)                                 to comply with Article V;

(c)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)                                 to add guarantees with respect to Securities of any Series or secure Securities of any Series;

(e)                                  to surrender any of the Issuers’ rights or powers under this Indenture;

(f)                                   to add covenants or events of default for the benefit of the holders of Securities of any Series;

(g)                                  to comply with the applicable procedures of the applicable depository;

(h)                                 to make any change that does not materially adversely affect the rights of any Securityholder;

(i)                                     to provide for the issuance of and establish the form and terms and conditions of Securities of any Series and any Guarantees thereof, as permitted by this Indenture;

(j)                                    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(k)                                 to conform the test of this Indenture, the Guarantees, if any, or the Securities to any provision of the final prospectus supplement filed with the SEC on the date of this Indenture;

(l)                                     to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(m)                             to comply with requirements of the SEC or changes to applicable law related to this Indenture, the Guarantees or the Securities;

(n)                                 to allow the Guarantor(s), if any to execute a supplemental indenture or Guarantee with respect to the Securities;

(o)                                 to reflect the release of the Guarantor in accordance with Article XII; or

(p)                                 to add guarantors with respect to any or all of the Securities or to secure any or all of the Securities or a Guarantee.

Section 9.2.                                 With Consent of Holders.

The Issuers, the applicable Guarantor(s), if any, and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture

(including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series.  Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Issuers or any Guarantor of Securities of such Series with any provision of this Indenture or the Securities or the applicable Guarantee with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this section becomes effective, the Issuers shall mail to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver.  Any failure by the Issuers to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3.                                 Limitations.

Without the consent of each Securityholder affected, an amendment or waiver may not:

(a)                                 reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

(c)                                  reduce the principal of or change the Stated Maturity of, any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(d)                                 reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

(e)                                  waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(f)                                   make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

(g)                                  make any change in Section 6.8, 6.13 or 9.3 (this sentence);

(h)                                 waive a redemption payment with respect to any Security; or

(i)                                     if the Securities of that Series are entitled to the benefit of a Guarantee, release the Guarantor of such Series other than as provided in this Indenture or modify such Guarantee in any manner adverse to the Holders.

Section 9.4.                                 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5.                                 Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6.                                 Notation on or Exchange of Securities.

The Issuers or the Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated.  The Issuers in exchange for Securities of that Series may issue and the Trustee shall authenticate, upon receipt of an Issuer Order, new Securities of that Series that reflect the amendment or waiver.

Section 9.7.                                 Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights or liabilities.

ARTICLE X.
MISCELLANEOUS

Section 10.1.                          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2.                          Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the other, or by a Holder to the Issuers, such Guarantor or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Issuers or any Guarantor:

Communications Sales & Leasing, Inc.
10802 Executive Center Drive,
Benton Building Suite 300,
Little Rock, AR 72211
Attention: General Counsel
Fax No.: (501) 537-0769

if to the Trustee:

[     ]
Attention: [    ]
Telephone: [    ]

with a copy to:

[     ]
Attention: [    ]
Telephone: [    ]

The Issuers, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it. If a notice or communication is delivered in person, by courier or by facsimile transmission (with confirmation of receipt) within the time prescribed, it is duly given.

If the Issuers or any Guarantor mails a notice or communication to Securityholders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3.                          Communication by Holders with Other Holders.

Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.4.                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5.                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a)                                 a statement that the person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.6.                          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7.                          Legal Holidays.

A “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8.                          No Recourse Against Others.

A director, officer, employee, partner or stockholder (past or present), as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or such Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

Section 10.9.                          Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.10.                   Governing Law.

THIS INDENTURE, THE SECURITIES AND EACH GUARANTEE, IF ANY, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 10.11.                   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, any Guarantor or any Subsidiary of the Company or of any Guarantor.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12.                   Successors.

All agreements of the Issuers in, or of any Guarantor pursuant to, this Indenture and the Securities or Guarantee, as applicable, shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13.                   Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14.                   Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15.                   Securities in a Foreign Currency.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.15, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York, as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question or such other quotations as the Trustee, upon consultation with the Issuers, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Issuers and all Holders.

Section 10.16.                   Judgment Currency.

The Issuers agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.17.      USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 10.18.      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XI.
SINKING FUNDS

Section 11.1.         Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.”  If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2.  Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.2.         Satisfaction of Sinking Fund Payments with Securities.

The Issuers may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Issuers or redeemed either at the election of the Issuers pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited.  Such Securities shall be received by the Trustee, together with an Officers’ Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.  If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of an Issuer Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of an Issuer Order pay over and deliver to the Issuers any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuers to the Trustee of Securities of that Series purchased by the Issuers having an unpaid principal amount equal to the cash payment required to be released to the Issuers.

Section 11.3.         Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers’ Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Issuers will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Issuers shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers’ Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.3.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

ARTICLE XII.
GUARANTEES

Section 12.1.         Guarantees.

Any Series of Securities may be guaranteed by one or more Guarantors.  The terms and the form of any such Guarantee shall be established in the manner contemplated by Section 2.2 hereof for such Series of Securities; provided, however, that, prior to the authentication and delivery upon original issuance of any Series of Securities that are to be so guaranteed, the Issuers and the Trustee and each person that shall be an initial Guarantor of such Series of Securities shall execute and deliver a supplemental indenture hereto pursuant to Section 9.1 hereof, whereby such person shall become a Guarantor under this Indenture with respect to such Series of Securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Communications Sales & Leasing, Inc.

By:
Name:
Its:

CSL Capital, LLC

By:
Name:
Its:

, as Trustee

By:
Name:
Its: